NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Contact: Gregory M. Swalwell Executive Vice President and Chief Financial Officer (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

NL INDUSTRIES, INC. ANNOUNCES RESULTS OF
ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS – May 18, 2017 – NL Industries, Inc. (NYSE:  NL) announced that at its 2017 annual shareholder meeting held today its shareholders had:

•	elected each of Keith R. Coogan, Loretta J. Feehan, Robert D. Graham, John E. Harper, Cecil H. Moore, Jr. and Thomas P. Stafford as a director for a one year term;
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2017 annual meeting; and

•
approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components), titanium dioxide products and other businesses.

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